UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 28, 2007

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 North Marengo Avenue, Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Lead Independent Director

On February 28, 2007, the Board of Directors of Guidance Software, Inc. amended its Bylaws to provide for the election of a Lead Independent Director. Section 3.13 of the amended Article III of the Bylaws now provides that the independent directors may elect a Lead Independent Director. The Lead Independent Director may conduct separate meetings of the independent directors and perform other duties appropriate to his responsibilities, including: (a) preparing, in consultation with the Chairman, committee chairs, and other directors, the agendas for the Board meetings; (b) coordinating the activities of the other independent directors; (c) approving, in consultation with other independent directors, the retention and compensation of consultants who report directly to the Board; (d) reviewing with the CEO the CEO’s performance evaluation conducted by the independent directors; (e) presiding at non-management meetings of the independent directors and conveying to management directors the results of deliberations among non-management directors; and (f) acting as representative of the non-management directors for communication with interested parties.

The amendment to the Amended and Restated Bylaws of Guidance Software reflecting this change is filed with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Guidance Software, Inc. Officer’s Certificate, dated March 1, 2007, amending Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: March 1, 2007	By:	/s/ JOHN COLBERT
	Name:	John Colbert
	Title:	Chief Executive Officer and Director